UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Fitbit, Inc.
(Name of Registrant as Specified In Its Charter)

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April 11, 2019
To Our Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders, or Annual Meeting, of Fitbit, Inc., which will be held virtually on Thursday, May 23, 2019, at 11:00 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2019, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in person meeting.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our Annual Meeting.
Sincerely,
James Park
President, Chief Executive Officer, and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2019:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

FITBIT, INC.
199 Fremont Street, 14th Floor
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders, or Annual Meeting, of Fitbit, Inc. will be held virtually on Thursday, May 23, 2019, at 11:00 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2019, where you will be able to listen to the meeting live, submit questions, and vote online.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.     To elect eight directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
James Park
Eric N. Friedman
Laura J. Alber
Matthew Bromberg
Glenda Flanagan
Bradley Fluegel
Steven Murray
Christopher Paisley
2.    To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
3. To hold a non-binding advisory vote on the compensation paid by us to our named executive officers as disclosed in this proxy statement.
4.     To consider and vote upon one stockholder proposal, if properly presented.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 26, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Your vote as a Fitbit stockholder is very important. Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.fitbit.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by calling (877) 373-6374 (toll-free) or (781) 575-3100, by writing to P.O. BOX 30170 College Station, TX 77842 (by regular mail) or 211 Quality Circle Suite 210 College Station, TX 77845 (by overnight delivery) or by visiting their website at www.computershare.com/investor.
By Order of the Board of Directors,

James Park
President, Chief Executive Officer, and Chairman
San Francisco, California
April 11, 2019

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE, OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

FITBIT, INC.
PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

April 11, 2019

FITBIT, INC.
199 Fremont Street, 14th Floor
San Francisco, California 94105

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Fitbit, Inc. for use at our 2019 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually on May 23, 2019, at 11:00 a.m. (Pacific Time), and any adjournment or postponement thereof. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2019, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 11, 2019. An annual report on Form 10-K for the fiscal year ended December 31, 2018 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on March 26, 2019, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 223,455,707 shares of Class A common stock and 31,267,322 shares of Class B common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the eight individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees. With respect to (i) the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, (ii) approval of the non-binding advisory vote on the Compensation Program of our named executive officers, or Compensation Program, and (iii) approval of the stockholder proposal regarding majority voting, approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. If you elect to abstain from voting on these proposals, the abstention will not have any effect on the vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote “FOR” each of the directors named in this Proxy Statement, or Proposal 1, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, or Proposal 2, and “FOR” the approval, on a non-binding advisory basis, of the Compensation Program, or Proposal 3.
The board of directors recommends that you vote “AGAINST” the stockholder proposal regarding majority voting, or Proposal 4.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•
vote via the virtual meeting website — any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FIT2019, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 11:00 a.m. (Pacific Time). Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•	vote via telephone or Internet — in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail — complete, sign, and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on May 22, 2019. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD, CORPORATE GOVERNANCE STANDARDS, AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines, or Corporate Governance Guidelines, that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of the company. Our Corporate Governance Guidelines are available in the Investor Relations section of our website, which is located at https://investor.fitbit.com by clicking on “Governance.” Our nominating and governance committee reviews the Corporate Governance Guidelines periodically and recommends changes to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors may choose its chairperson in any way that it considers in the best interests of our company. Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as our nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors will designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it is in the best interest of our company and our stockholders for our President and Chief Executive Officer, Mr. Park, to serve as both President and Chief Executive Officer and Chairman given his knowledge of our company and industry and strategic vision. Because Mr. Park serves in both these roles, our board of directors appointed Jonathan D. Callaghan to serve as our lead independent director. Mr. Callaghan served as lead independent director through the date of our 2018 annual meeting of stockholders, or the 2018 Annual Meeting, where he did not stand for re-election. Our board of directors appointed Steven Murray to serve as our lead independent director following our 2018 Annual Meeting. As lead independent director, Mr. Murray, among the other responsibilities noted above, presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between Mr. Park and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to compliance, cybersecurity, data privacy and security and reports to our board of directors regarding such matters. The compensation committee reviews risks and exposures associated with compensation plans and programs. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Director Independence

The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Messrs. Bromberg, Fluegel, Murray, and Paisley, and Mses. Alber and Flanagan, representing six of our eight directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee, and nominating and governance committee are available on the Investor Relations section of our website which is located at https://investor.fitbit.com by clicking on “Governance.” Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Mr. Paisley, who is the chair of the audit committee, Ms. Flanagan, and Mr. Murray. Each member of our audit committee is independent under the current New York Stock Exchange and SEC rules and regulations. Each member of our audit committee is financially literate as required by current New York Stock Exchange listing standards. Our board of directors has also determined that simultaneous service by Mr. Paisley on the audit committees of more than three public companies does not impair his ability to serve on our audit committee. In addition, our board of directors has determined that each of Mr. Paisley and Ms. Flanagan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or Securities Act. As more fully described in its charter, our audit committee is directly responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our policies on risk assessment and risk management, including risks related to cybersecurity;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

•	reviewing related-party transactions and proposed waivers.
Compensation Committee
Our compensation committee is comprised of Mr. Fluegel, who is the chair of the compensation committee (following the 2018 Annual Meeting), Mr. Bromberg and Mr. Murray. Mr. Callaghan served as our chair of the compensation committee through the date of our 2018 Annual Meeting, Ms. Alber served as a member of the compensation committee until the 2018 Annual Meeting and Mr. Paisley served as a member of the compensation committee until October 2018. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. As more fully described in its charter, our compensation committee is responsible for, among other things:

•	determining and approving, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	recommending to our board of directors the compensation of our non-employee directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors regarding, cash-based and equity-based incentive compensation plans; and

•	reviewing our overall compensation strategy.
Nominating and Governance Committee
The nominating and governance committee is comprised of Mr. Fluegel, who is the chair of the nominating and governance committee (following the 2018 Annual Meeting), and Ms. Alber (following the 2018 Annual Meeting), and Mr. Paisley (as of March 2019). Mr. Murray served as the chair of our nominating and governance committee until our 2018 Annual Meeting and Mr. Callaghan was a member of our nominating and governance committee until our 2018 Annual Meeting. The composition of our nominating and governance committee meets the requirements for independence under current New York Stock Exchange and SEC rules and regulations. As more fully described in its charter, our nominating and governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	overseeing the process of evaluating the performance of our board of directors and each committee of the board of directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and policies; and

•	advising our board of directors on corporate governance matters.
Compensation Committee Interlocks and Insider Participation
During 2018, our compensation committee consisted of Ms. Alber (until the 2018 Annual Meeting), and Messrs. Bromberg, Callaghan (until our 2018 Annual Meeting), Fluegel, Murray, and Paisley (until October 2018). None of them has at any time been one of our officers or employees. Moreover, none of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers who served on our board of directors or our compensation committee in 2018.
Codes of Conduct and Ethics
Our board of directors has adopted codes of conduct and ethics that apply to all of our employees, officers, and directors. The full text of our codes of conduct and ethics are available in the Investor Relations section of our website, which is located at https://investor.fitbit.com by clicking on “Governance.” We intend to disclose future amendments to certain provisions of our codes of conduct and ethics, or waivers of these provisions, on our website or in filings under the Exchange Act.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2018, our board of directors met seven times and acted by unanimous written consent nine times, the audit committee met twelve times and acted by unanimous written consent once, the compensation committee met seven times and acted by unanimous written consent eight times, and the nominating and governance committee met three times and acted by unanimous written consent four times. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by our board of directors and by all committees of our board of directors on which such director served (during the period that such director served on our board of directors and any committee).
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Five of our then current serving directors were present at our 2018 Annual Meeting.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, Mr. Murray, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our Chairman or lead independent director) may do so by letters addressed to the attention of our General Counsel.
All communications are reviewed by our General Counsel and provided to the members of our board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our board of directors not be relayed on to directors. Any communication that is not relayed is recorded and made available to our board of directors.
The address for these communications is:
Fitbit, Inc.
c/o General Counsel
199 Fremont Street, 14th Floor
San Francisco, California 94105

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our restated certificate of incorporation, our restated bylaws, our Corporate Governance Guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. In addition, the nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced, and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Since the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory, and New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, our nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to the responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes, and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors. Each of our directors will stand for election at the Annual Meeting and shall serve for a one-year term expiring at our 2020 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the eight nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
Information Regarding the Board of Directors and Nominees to the Board of Directors
The names of the members of our current board of director and nominees, and their ages and occupations as of March 1, 2019, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table.

Name of Director/Nominee	Age	Position
James Park	42	President, Chief Executive Officer, and Chairman
Eric N. Friedman	41	Chief Technology Officer and Director
Laura J. Alber(2)	50	Director
Matthew Bromberg(1)	52	Director
Glenda Flanagan(3)	65	Director
Bradley M. Fluegel(1)(2)	57	Director
Steven Murray(1)(3)†	50	Director
Christopher Paisley(2)(3)	66	Director
__________________

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

†	Lead independent director.

James Park is our co-founder and has served as a member of our board of directors since March 2007, as our Chairman since May 2015, and as our President and Chief Executive Officer since September 2007. Previously, Mr. Park served as a Director of Product Development at CNET Networks, Inc., an online media company. Prior to CNET Networks, Mr. Park served as the President and a co-founder of Wind-Up Labs, Inc., an online photo sharing company acquired by CNET Networks in April 2005. He was also Chief Technology Officer and a co-founder of Epesi Technologies, Inc., a software company. Mr. Park attended Harvard College where he studied computer science. Mr. Park was selected to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder, President, and Chief Executive Officer.
Eric N. Friedman is our co-founder and has served as a member of our board of directors since March 2007 and as an executive officer since September 2007, including most recently as our Chief Technology Officer. Previously, Mr. Friedman served as an engineer manager at CNET Networks. Prior to CNET Networks, Mr. Friedman served as a co-founder of Wind-Up Labs, a founding engineer of Epesi Technologies, and a technical member of the Real-Time Collaboration Group at Microsoft Corporation. Mr. Friedman holds a B.S. and an M.S. in computer science from Yale University. Mr. Friedman was selected to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder and Chief Technology Officer.

Laura J. Alber has served as a member of our board of directors since June 2016. Ms. Alber has served as the Chief Executive Officer of Williams-Sonoma, Inc., a retail company of kitchen and home products, since May 2010 and as President of Williams-Sonoma since July 2006. Ms. Alber joined Williams-Sonoma in 1995 as a Senior Buyer for Pottery Barn. Ms. Alber has held numerous brand management roles within the company, including the positions of President, Pottery Barn Brands; Executive Vice President, Pottery Barn Merchandising; and Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail. Prior to Williams-Sonoma, Ms. Alber worked at The Gap, Inc. and Contempo Casuals, and was a small business owner. Ms. Alber holds a B.A. in psychology from the University of Pennsylvania. Ms. Alber was selected to serve as a member of our board of directors due to her extensive retail industry, merchandising, and operational experience.
Matthew Bromberg has served as a member of our board of directors since March 2018. Mr. Bromberg has served as Chief Operating Officer of Zynga Inc., a social game developer, since August 2016. Prior to joining Zynga, Mr. Bromberg worked at Electronic Arts Inc., a video game company, where he served as Senior Vice President of Strategy and Operations of the mobile division from January 2015 to July 2016, Group General Manager of Bioware from September 2013 to December 2014 and General Manager of Bioware Austin from May 2012 to September 2013. Prior to joining Electronic Arts, Mr. Bromberg was the founder and Chief Executive Officer of I’mOK Inc., a location-based communication platform for families, from March 2011 to March 2012. Prior to this, Mr. Bromberg served as the President and Chief Executive Officer of Major League Gaming Corp., a professional eSports company, from 2006 to 2010, Chief Executive Officer of Davidson Media Holdings, LLC, an online gaming investment and consulting partnership, from 2005 to 2006, and held a number of senior roles at AOL Inc. (now a subsidiary of Verizon Communications Inc.) from 1999 to 2005. Mr. Bromberg holds a B.A. in english from Cornell University and a J.D. from Harvard Law School. Mr. Bromberg was selected to serve as a member of our board of directors due to his extensive experience with technology companies and his operational experience.
Glenda Flanagan has served as a member of our board of directors since June 2016. Ms. Flanagan served as the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc., a supermarket chain, from 1988 through May 2017, when she became the Executive Vice President and Senior Advisor. Ms. Flanagan currently serves on the boards of directors of Whole Planet Foundation, Whole Cities Foundation, and Whole Kids Foundation, as well as the public company Credit Acceptance Corporation. Ms. Flanagan holds a B.B.A. in accounting from the University of Texas at Austin. Ms. Flanagan was selected to serve as a member of our board of directors due to her extensive experience with leading consumer and health-related brand, and expertise and background with regard to accounting and financial matters.
Bradley Fluegel has served as a member of our board of directors since March 2018. Mr. Fluegel served as Senior Vice President, Chief Healthcare Commercial Market Development Officer of Walgreen Co., a retail-pharmacy store chain, from October 2015 to January 2018. Mr. Fluegel joined Walgreen in October 2012 as Senior Vice President, Chief Strategy and Business Development Officer after previously serving as Executive in Residence at Health Evolution Partners, a healthcare private equity firm, from April 2011 to September 2012. Prior to joining Health Evolution Partners, Mr. Fluegel served as Executive Vice President and Chief Strategy and External Affairs Officer of Wellpoint, Inc. (now Anthem, Inc.), a health care benefits company, from September 2007 to December 2010. Prior to that, Mr. Fluegel served as Senior Vice President of National Accounts and Vice President, Enterprise Strategy at Aetna Inc., a health care benefits company, from 2005 to 2007. Prior to this, Mr. Fluegel served as Chief Executive Officer for Reden & Anders, Ltd. (now part of Optum), a provider of consulting services for the health care industry, from 2002 to 2005, and served in various positions at Tillinghast-Towers Perrin, a clinical, actuarial and management consulting practice serving the health care industry, from 1995 to 2002. Mr. Fluegel holds a B.A. in business administration from the University of Washington and a Masters in Public Policy from Harvard University. Mr. Fluegel currently serves on the board of directors of Performant Financial Corporation and has also served on the board of directors for a number of private companies. He also is a lecturer at the University of Pennsylvania’s Wharton School of Business. Mr. Fluegel was selected to serve as a member of our board of directors due to his extensive commercial healthcare industry and operational experience.
Steven Murray has served as a member of our board of directors since June 2013. Mr. Murray is a Partner at Revolution Growth, a venture capital firm, where he has worked since January 2016. From April 1996 to January 2016, Mr. Murray worked at SoftBank Capital, a venture capital firm, where he most recently served as a Partner. Prior to this, Mr. Murray worked for Deloitte & Touche LLP, where he specialized in serving high growth technology based businesses. Mr. Murray also serves on the board of directors for a number of private companies. Mr. Murray holds a B.S. in accounting from Boston College. Mr. Murray was selected to serve as a member of our board of directors due to his extensive experience with technology companies.

Christopher Paisley has served as a member of our board of directors since January 2015. Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since January 2001. Prior to this, Mr. Paisley served as Senior Vice President of Finance and Chief Financial Officer for 3Com Corporation, a computer networking manufacturer. Mr. Paisley currently serves on the boards of directors of Ambarella, Inc., Equinix, Inc., and Fortinet, Inc. He also previously served as a director of Bridge Capital Holdings, Control4 Corporation, and YuMe, Inc. Mr. Paisley holds a B.A. in business economics from the University of California, Santa Barbara and an M.B.A. from the UCLA Anderson School of Management. Mr. Paisley was selected to serve as a member of our board of directors due to his extensive board and operational experience.
There are no familial relationships among our directors and executive officers.
Director Compensation
The following table provides information for 2018 concerning all compensation awarded to, earned by, or paid to each person who served as a non-employee director for some portion of 2018. James Park, our President and Chief Executive Officer, and Eric N. Friedman, our Chief Technology Officer, are not included in the table below because they did not receive additional compensation for their services as directors. Total compensation for Messrs. Park and Friedman for services as employees is presented in “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Laura J. Alber(2)	56,680	179,750	236,430
Matthew Bromberg(3)	45,803	214,302	260,105
Glenda Flanagan(4)	65,582	179,750	245,332
Bradley Fluegel(5)	72,111	216,647	288,758
Steven Murray(6)	89,787	179,750	269,537
Christopher Paisley(7)	82,500	179,750	262,250
__________________________

(1)
The amounts reported in this column represent the aggregate grant date value of restricted stock unit, or RSU, awards made to directors in 2018 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or “FASB ASC Topic 718.” This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

(2)
As of December 31, 2018, Ms. Alber held 34,238 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(3)
As of December 31, 2018, Mr. Bromberg held 34,238 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(4)
As of December 31, 2018, Ms. Flanagan held 34,238 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(5)
As of December 31, 2018, Mr. Fluegel held 34,238 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(6)
As of December 31, 2018, Mr. Murray held 34,238 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(7)
As of December 31, 2018, Mr. Paisley held 34,238 RSUs and a stock option to purchase 60,000 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation

Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.” The shares subject to the stock option fully vested on January 29, 2017.
Non-Employee Director Compensation Arrangements
Non-Employee Director Equity Compensation
Initial Equity Grant. Each non-employee director appointed to our board of directors is automatically granted an initial grant of RSUs on the date of his or her appointment to our board of directors having an aggregate fair market value of $175,000 (with such amount pro-rated based on the number of days between the date of such director’s appointment and the date of our first annual meeting of stockholders following the date of grant (or to the extent that we have not determined the date of the next annual meeting of stockholders on or before the date of grant, May 15 following the date of grant)). The RSUs will fully vest on the date of our first annual meeting of stockholders following the date of grant or immediately prior to the consummation of a change of control event. If an individual is appointed as a non-employee director at an annual meeting of stockholders, he or she will be granted an annual equity grant, as described below, in lieu of the initial equity grant.
Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors on the date of such annual meeting will be automatically granted RSUs having an aggregate fair market value of $175,000. The RSUs will fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders (but only for a non-employee director who does not stand for re-election at, or is not re-elected at, the following year’s annual meeting of stockholders but who otherwise serves on the board of directors until the date of such meeting) and (ii) the date that is one year following the date of grant.
Non-Employee Director Cash Compensation
Each non-employee director is also entitled to receive an annual cash retainer of $50,000 for service on the board of directors and additional annual cash compensation for the lead independent director and committee membership as follows:

•	Lead independent director: $20,000

•	Audit committee member: $10,000

•	Audit committee chair: $25,000

•	Compensation committee member: $7,500

•	Compensation committee chair: $17,500

•	Nominating and governance committee member: $5,000

•	Nominating and governance committee chair: $12,500

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE EIGHT NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that Grant Thornton is not ratified by our stockholders, the audit committee will review its future selection of Grant Thornton as our independent registered public accounting firm. Representatives of Grant Thornton are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Change of Independent Registered Public Accounting Firm
On March 8, 2019, we, following an evaluation of audit fees and costs and at the direction of our audit committee, chose not to renew the engagement of PricewaterhouseCoopers LLP, or (“PwC”), which was then serving as the company’s independent registered public accounting firm. We notified PwC on March 9, 2019 that it would be dismissed as our independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the audit committee.
PwC’s reports on the company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During our two most recent fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through March 9, 2019, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, or “Regulation S-K”, and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weakness in our internal control over financial reporting related to the accuracy of the inputs in the sales order entry process, previously reported in Item 9A of our Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and December 31, 2017, which has not yet been fully remediated.
On March 8, 2019, the audit committee approved the appointment of Grant Thornton as the company’s new independent registered public accounting firm, effective upon dismissal of PwC on March 9, 2019. During our two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 9, 2019, neither we nor anyone acting on its behalf consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Grant Thornton will periodically rotate the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, PwC provided various other services during 2017 and 2018. During 2017 and 2018, fees for services provided by PwC were as follows:

	2017	2018
Audit fees(1)	$4,344,419	$4,443,540
Audit-related fees(2)	242,398	—
Tax fees(3)	813,649	996,707
All other fees(4)	3,600	1,800
Total fees	$5,404,066	$5,442,047
__________________

(1)
Includes fees for audit services primarily related to the audit of our annual financial statements; the review of our quarterly financial statements; consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements in 2017 and 2018.

(3)
Includes fees for tax compliance, advice, and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters; transfer pricing, international tax structure planning, and assistance with indirect sales tax; and assistance with tax audits.

(4)	Includes fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were pre-approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the Compensation Program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the Compensation Program for our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, and the other related disclosure.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive Compensation Program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” OF PROPOSAL NO. 3

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING

We have been advised that Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, intends to submit the proposal set forth below at the Annual Meeting. If the proponent of the proposal, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The stockholder proposal, including any supporting statements, are included exactly as submitted to us by the proponent of the proposal. The board of directors’ recommendation on the proposal is presented immediately following our opposing statement to the proposal. The company will provide the number of the company’s voting securities that Kenneth Steiner holds to any stockholder promptly upon receiving an oral or written request.
Proposal 4 - Simple Majority Vote
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority vote in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.
Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election with 67% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governing rules of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply push the snooze button in response to a 66%-vote of shareholders on certain issues.
Please vote yes:
Simple Majority Vote - Proposal
The Company’s Statement in Opposition
Our board of directors recommends a vote “AGAINST” Proposal 4 for the following reasons:
The board of directors continually reviews our corporate governance practices, including our voting standards, to ensure that our practices serve our best interests and the best interests of our stockholders. In this regard, the board of directors, after thoughtful review of this topic, believes that the current voting standards are appropriate and, therefore, recommends that our shareholders vote against this proposal.
We already apply a simple majority voting standard for matters submitted for shareholder approval, with very limited exceptions.
Although we utilize a simple majority voting standard for most of the items upon which shareholders are entitled to vote, our restated certificate of incorporation currently requires the affirmative vote of at least sixty-six and two-thirds percent of the outstanding shares entitled to vote for only two matters:

•	adoption, amendment or repeal of our restated bylaws; and

•	amendment or repeal of our restated certificate of incorporation.
Our restated certificate of incorporation also contains a supermajority director removal provision, which is currently inoperable. That provision will become operable in 2027 or earlier if the outstanding shares of Class B common stock represent less than a majority of the total voting power of the then-outstanding shares of our capital stock. Following the occurrence of that event, directors may be removed only by the affirmative vote of the holders of two-thirds of the voting power of the then-outstanding shares of our capital stock. Currently, the director removal provision operates with a simple majority voting standard.
The limited matters requiring supermajority approval are meant to preserve and maximize long-term shareholder value.
The board of directors believes that its independence and oversight of management is maintained effectively through a strong leadership structure, the composition of our board of directors, and sound corporate governance policies and practices. Contrary to the proponent’s assertions, the board of directors strongly believes that our current corporate governance policies and practices-of which the limited supermajority vote requirements are one part-are most favorable for us and our shareholders and serve to protect and maximize long-term shareholder value.
Delaware law permits supermajority voting requirements, and we have adopted these provisions to appropriately assure that fundamental changes to our governance are only made with the support of a broad consensus of our stockholders, rather than just a “simple majority,” as requested by the proposal. In the event that the supermajority voting requirement is eliminated and our existing voting standard is applied to all matters, our shareholders, particularly minority shareholders, may be vulnerable to the potentially self-interested actions of one or a few large short-term investors. In such a case, it would be possible for a group of shareholders, who may own their shares only as of a voting record date or may have hedged their economic exposure, and who are not bound by a fiduciary duty to act in our or all shareholders’ best interests, to amend our bylaws or to remove directors for reasons that may not be in our or our shareholders’ best long-term interest. Our targeted supermajority vote requirements, which are limited to a small number of matters critical to our corporate governance, are intended to avoid that result and help preserve and maximize long-term shareholder value.
We are committed to strong corporate governance.
We and our board of directors are committed to strong corporate governance practices. As noted above, the board of directors continually reviews our corporate governance practices to ensure that our practices continue to serve our best interests and the best interests of our shareholders. After careful consideration, the board of directors has concluded that implementation of this proposal could disadvantage our shareholders with respect to certain key matters, and adversely impact our carefully considered corporate governance practices. Our board of directors, therefore, believes that the proposal is not in our or our shareholders’ best interests at this time.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2019, by:

•	each of our named executive officers;

•	each of our current directors;

•	all of our directors and named executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A or Class B common stock.
Percentage ownership of our common stock is based on 221,785,491 shares of our Class A common stock and 31,281,638 shares of our Class B common stock outstanding as of February 28, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 28, 2019 or RSUs that may vest and settle within 60 days of February 28, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Fitbit, Inc., 199 Fremont Street, 14th Floor, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
James Park(2)	705,409	*	19,916,823	54.4	34.0
Eric N. Friedman(3)	422,864	*	21,156,313	58.8	36.4
William Zerella(4)	1,565,705	*	—	—	*
Ronald W. Kisling(5)	100,596	*	433,689	1.4	*
Andy Missan(6)	122,780	*	263,822	*	*
Jeff Devine(7)	97,585	*	—	—	*
Laura J. Alber(8)	42,395	*	—	—	*
Matthew Bromberg(9)	6,507	*	—	—	*
Glenda Flanagan(10)	60,643	*	—	—	*
Bradley Fluegel(11)	7,424	*	—	—	*
Steven Murray(12)	2,042,332	*	—	—	*
Christopher Paisley(13)	67,332	*	60,000	*	*
All executive officers and directors as a group (12 persons)(14)	5,241,572	2.3	41,830,647	99.6	65.7
Other 5% Stockholders:
The Vanguard Group(15)	22,350,605	10.1	—	—	4.2
DNB Asset Management AS(16)	20,822,753	9.4	—	—	3.9
BlackRock, Inc.(17)	16,696,783	7.5	—	—	3.1
__________________
* Less than 1%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2) Consists of (i) 14,204,544 shares of Class B common stock held by Mr. Park as trustee of The James Park Revocable Trust, (ii) 414,051 shares of Class B common stock held by Mr. Park as trustee of The James Park 2017 Annuity Trust, (iii) 127,206 shares of Class A common stock held by Mr. Park, (iv) 33,070 shares of Class A common stock subject to RSUs to be released within 60 days of February 28, 2019, (v) 545,133 shares of Class A common stock subject to stock options held by Mr. Park that are exercisable within 60 days of February 28, 2019 and (vi) 5,298,228 shares of Class B common stock subject to stock options held by Mr. Park that are exercisable within 60 days of February 28, 2019.

(3) Consists of (i) 12,878,085 shares of Class B common stock held by Mr. Friedman, (ii) 1,200,000 shares of Class B common stock held by Mr. Friedman as trustee of the Friedman 2015 GRAT, (iii) 515,054 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2017 GRAT A, (iv) 564,209 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2017 GRAT B, (v) 660,369 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2018 GRAT A, (vi) 660,368 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2018 GRAT B, (vii) 34,193 shares of Class A common stock held by Mr. Friedman, (viii) 8,229 shares of Class A common stock subject to RSUs to be released within 60 days of February 28, 2019, (ix) 380,442 shares of Class A common stock subject to stock options held by Mr. Friedman that are exercisable within 60 days of February 28, 2019, and (x) 4,678,228 shares of Class B common stock subject to stock options held by Mr. Friedman that are exercisable within 60 days of February 28, 2019.

(4) Mr. Zerella served as our Chief Financial Officer until June 15, 2018. Consists of (i) 1,519,600 shares of Class A common stock held by Mr. Zerella, and (ii) 46,105 shares of Class A common stock held by Mr. Zerella as trustee of The Zerella Family Trust.

(5) Consists of (i) 78,505 shares of Class A common stock held by Mr. Kisling, (ii) 22,091 shares of Class A common stock subject to RSUs to be released within 60 days of February 28, 2019, and (iii) 433,689 shares of Class B common stock subject to stock options held by Mr. Kisling that are exercisable within 60 days of February 28, 2019.

(6) Consists of (i) 84,140 shares of Class A common stock held by Mr. Missan, (ii) 38,640 shares of Class A common stock subject to RSUs to be released within 60 days of February 28, 2019, and (iii) 263,822 shares of Class B common stock subject to stock options held by Mr. Missan that are exercisable within 60 days of February 28, 2019.

(7) Consists of (i) 75,606 shares of Class A common stock held by Mr. Devine, and (ii) 21,979 shares of Class A common stock subject to RSUs to be released within 60 days of February 28, 2019.
(8) Consists of 42,395 shares of Class A common stock held by Ms. Alber.
(9) Consists of 6,507 shares of Class A common stock held by Mr. Bromberg.
(10) Consists of 60,643 shares of Class A common stock held by Ms. Flanagan.
(11) Consists of 7,424 shares of Class A common stock held by Mr. Fluegel.
(12) Consists of (i) 42,332 shares of Class A common stock held by Mr. Murray, and (ii) 2,000,000 shares of Class A common stock held by SoftBank PrinceVille Investments, L.P. SB PV GP L.P. is the general partner of SoftBank PrinceVille Investments, L.P. and SB PV GP LLC is the general partner of SB PV GP L.P. The managing members of SB PV GP LLC are Ronald D. Fisher, Kabir Misra, and Steven Murray, and, therefore, may be deemed to share voting and dispositive power over the shares held by SoftBank PrinceVille Investments, L.P. The address for these entities is 38 Glen Avenue, Newton, Massachusetts 02459.

(13) Consists of (i) 67,332 shares of Class A common stock held by Mr. Paisley, and (ii) 60,000 shares of Class B common stock subject to stock options held by Mr. Paisley that are exercisable within 60 days of February 28, 2019.

(14) Consists of (i) 2,626,283 shares of Class A common stock, (ii) 31,096,680 shares of Class B common stock, (iii) 124,009 shares of Class A common stock subject to RSUs to be released within 60 days of February 28, 2019, (iv) 925,575 shares of Class A common stock subject to stock options that are exercisable within 60 days of February 28, 2019, and (v) 10,733,967 shares of Class B common stock subject to stock options that are exercisable within 60 days of February 28, 2019 held by all our executive officers and directors, as a group.

(15) Based on information contained in a Schedule 13G filed with the SEC by The Vanguard Group on January 10, 2019. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had sole voting power with respect to 260,362 shares, shared voting power with respect to 13,000 shares, sole dispositive power with respect to 22,098,904 shares, and shared dispositive power with respect to 251,701 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(16) Based on information contained in a Schedule 13G filed with the SEC by DNB Asset Management AS on January 24, 2019. Of the shares of Class A common stock beneficially owned, DNB Asset Management AS reported that it had sole voting and dispositive power with respect to 20,822,753 shares. The address for DNB Asset Management AS is Dronning Aufemias, Gate 30, Bygg M12N0191, Oslo, Norway.

(17) Based on information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. on February 4, 2019. Of the shares of Class A common stock beneficially owned, BlackRock, Inc. reported that it had sole voting power with respect to 15,755,260 shares and sole dispositive power with respect to 16,696,783 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 1, 2019, and their positions are shown below.

Named Executive Officers	Age	Position(s)
James Park	42	President, Chief Executive Officer, and Chairman
Eric N. Friedman	41	Chief Technology Officer and Director
Ronald W. Kisling	58	Chief Financial Officer
Jeff Devine	57	Executive Vice President of Operations
Andy Missan	57	Executive Vice President, General Counsel and Secretary
For information regarding Messrs. Park and Friedman, please refer to “Proposal No. 1—Election of Directors.”
Ronald W. Kisling has served as our Chief Financial Officer since June 2018. Mr. Kisling joined us in August 2014 and served as our Chief Accounting Officer until his appointment as Chief Financial Officer. Before joining us, from March 2011 to August 2014, he served as Chief Financial Officer of Nanometrics Inc, an industrial manufacturing company. Prior to Nanometrics, Mr. Kisling served as Vice President of Finance and then Chief Financial Officer of PGP Corporation, a data encryption and security software company, until its acquisition by Symantec Corporation, a cybersecurity software company, in June 2010. Prior to that, Mr. Kisling held Chief Financial Officer positions at Portal Software Inc., a product-based billing and revenue management software company, and SPL WorldGroup, Inc., a revenue and operations management software company, which were both acquired by Oracle Corporation, as well as Saba Software, Inc., a talent management software company. Before that, he held a variety of finance and accounting positions at Symantec and Coopers & Lybrand L.L.P., a public accounting firm. Mr. Kisling holds a B.A. in economics from Stanford University.
Jeff Devine has served as our Executive Vice President of Operations since February 2017. From September 2015 to February 2017, Mr. Devine served as the Chief Operating Officer of uBeam Inc., a wireless charging company. From August 2010 to September 2015, Mr. Devine served as Vice President, Supply Chain Management of Cisco Systems, Inc., a networking and information technology company. Prior to Cisco, Mr. Devine served as Senior Vice President, Global Operations at Palm, Inc., a smartphone company acquired by The Hewlett-Packard Company in July 2010. Mr. Devine has also held various senior level positions at Nokia Corporation, a communications and information technology company, and The Boeing Company, an aerospace and defense company. Mr. Devine holds a B.S. in mechanical engineering from the University of Dayton and an M.B.A. from Southern Methodist University Cox School of Business.
Andy Missan has served as our Executive Vice President, General Counsel and Secretary since October 2015 and prior to that, served as our Vice President and General Counsel since March 2013. From July 2009 to October 2012, Mr. Missan served as Vice President and General Counsel at Bytemobile, Inc., a mobile video optimization company. Prior to Bytemobile, Mr. Missan served as Vice President and General Counsel of MobiTV, Inc., a provider of mobile video solutions, Vice President and General Counsel of Danger, Inc., a mobile devices and services company, and Vice President and General Counsel of Replay TV, Inc., a DVR technology company. He has also held senior legal and business affairs positions at the RCA Records Label/BMG Entertainment and Sony Music Entertainment Inc. Mr. Missan holds a B.A. in government from Oberlin College and a J.D. from Northwestern University Pritzker School of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis provides an overview of our executive compensation philosophy and objectives. It also describes the Compensation Program for our principal executive officer, our principal financial officer, and our three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) during 2018. These individuals are referred to herein as our named executive officers. During 2018, these individuals were:
•James Park, our President and Chief Executive Officer, or our CEO;
▪Eric N. Friedman, our Chief Technology Officer, or our CTO;
▪William Zerella, our Chief Financial Officer until June 15, 2018;
▪Ronald W. Kisling, our Chief Financial Officer as of June 15, 2018;
▪Andy Missan, our Executive Vice President and General Counsel; and
•Jeff Devine, our Executive Vice President of Operations.
Executive Compensation Philosophy and Program Design
Our executive Compensation Program is guided by our overarching philosophy of paying for performance. We believe our executive Compensation Program is competitive, reasonable, and appropriately balances the goals of attracting, retaining, motivating, and rewarding our executive officers with the interests of our stockholders.
Consistent with our pay for performance philosophy, we have designed our executive Compensation Program to achieve the following primary objectives:

•	provide competitive compensation and benefits that will attract, retain, motivate, and reward a highly-qualified leadership team within the context of responsible cost management;

•
directly and substantially link rewards to measurable corporate performance (both financial and operational results) and consider individual performance in determining go-forward compensation opportunities;

•
reinforce the alignment of our executive officers’ interests with the objective of creating long-term stockholder value by linking their long-term incentive compensation opportunities to value creation and their annual cash bonus opportunities to our annual financial and operating performance; and

•	provide the ability to significantly differentiate rewards for overachievement against company goals.
Further, when making compensation decisions for our executive officers, including our named executive officers, the compensation committee seeks to set both individual pay elements and target total direct compensation at competitive levels, using a balanced and flexible approach that is not restricted by adherence to specific percentile-based target levels. In other words, while competitive market data are important references in understanding general market practice, our actual compensation decisions reflect the compensation committee’s exercise of its business judgment after considering the following key factors:

•	equity awards amounts are determined after considering dilution levels, our retention objectives, company and individual performance, and other relevant factors; and

•
actual pay opportunities and outcomes will vary among executive officers and relative to market based on company performance and our position relative to our peers based on financial and other relevant criteria.

The compensation committee does not establish a specific level for the target total direct compensation opportunity of our executive officers, including our named executive officers, but rather determines specific pay levels after a holistic consideration of:

•	Absolute Financial Performance — our performance against the financial and operational objectives established by the compensation committee and our board of directors;

•	Competitive Market Positioning — the compensation practices of our compensation peer group and the position of each executive officer’s compensation relative to peer company compensation levels;

•	Individual Skills and Experience (New Hires) — for newly-hired executive officers, an individual’s experience, skill set, expertise, or unique competitive market factors;

•
Individual Skills and Experience (Incumbent Executives) — for incumbent executive officers, an individual’s executive officer’s skills, general experience, experience in position, criticality of his or her position or role, qualifications relative to other similarly-situated executives at the companies in our compensation peer group, and retention objectives;

•	Comparative Scope of Role — the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•
Past Performance — the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values; and

•Internal Parity — compensation parity among our executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.
Program Design
We structure the annual compensation of our executive officers, including our named executive officers, using three principal elements: (i) base salary, (ii) annual cash bonus opportunities, and (iii) long-term incentive compensation opportunities in the form of equity awards. While the weight of each element may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.
To ensure our executive officers’ interests are aligned with those of our stockholders, a significant portion of our executive officers’ annual target total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance. To motivate and reward individual initiative and effort, we emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan and long-term incentive compensation arrangements in the form of equity awards. Further, we believe that equity awards are also a key incentive for our executive officers to drive long-term growth.
To ensure that we are aligned with our compensation philosophy, the compensation committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers and the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, which will vary depending on the performance of our Class A common stock.
2018 Overview
We entered 2018 with a plan to return our business back to growth and profitability, while delivering on certain financial and product targets. While we achieved a number of important milestones in 2018, including the launch of Fitbit Versa, our second smartwatch, Fitbit Ace, our activity tracker designed for kids 8+, and Fitbit Charge 3, our newest activity tracker, we did not fully meet the performance targets set by our board of directors. Decisions related to base salaries, bonus payouts and equity grants reflect both the challenges we faced during 2018 as well as our achievements during the year.
2018 Executive Compensation Highlights
Our compensation committee took the following key compensation actions with respect to our named executive officers for 2018:

▪
Base Salaries and Annual Cash Bonuses —In 2017, our CEO and CTO voluntarily reduced their base salaries for 2017 to $1 and their target annual bonus cash opportunities were set as a fixed dollar amount, as opposed to a percentage of base salary. In 2018, base salaries for our CEO and CTO were reinstated, along with target annual cash bonus opportunities (as a percentage of base salary), with 2018 target total cash compensation set equal to 2017 target cash compensation. In May 2018, we increased the salary and target annual cash bonus opportunity for William Zerella, our former Chief Financial Officer as a retention mechanism. Base salary and target annual cash bonus opportunities for all other named executive officers remained flat from 2017.

▪
Long-Term Incentive Compensation — In 2018, we granted long-term incentive compensation to our named executive officers in the form of RSUs and introduced Performance Stock Units, or PSUs, for our CEO and CTO. Two-thirds of the equity value granted to our CEO and CTO in 2018 are contingent upon achievement of various stock prices in addition to time-based vesting. An explanation of such awards is set forth below.

▪
Total Direct Compensation — 2018 total direct compensation (consisting of base salary, earned cash performance bonus and equity award value (based on the total grant date fair value as determined under FASB ASC Topic 718)) for our CEO was below the market 25th percentile, while total direct compensation for our named executive officers as a group approximated the market 30th percentile.

Executive Compensation Policies and Best Practices
During 2018, we maintained the following executive compensation policies and best practices, consistent with our executive compensation philosophy. These policies and practices are intended to drive performance as well as prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

▪
Independent Compensation Committee Advisor. The compensation committee engages and retains its own independent compensation consultant. During 2018, the compensation committee engaged Compensia, a national compensation consulting firm, to assist with its responsibilities. Compensia performed no other services for us during 2018.

▪
Annual Executive Compensation Review. The compensation committee reviews and approves our compensation strategy throughout the year as necessary, including a review and determination of our compensation peer group used for comparative purposes.

▪
Compensation At-Risk. Our executive Compensation Program is designed to align the interests of our executive officers and stockholders such that a significant portion of our executive officers’ target total direct compensation, including both annual cash bonuses and equity awards, is “at risk” based on our performance.

▪
No Retirement Plans. Other than our tax-qualified Section 401(k) retirement plan, which is generally available to all U.S. employees, we do not currently offer, nor do we have plans to provide, pension arrangements or defined benefit retirement plans or arrangements to our executive officers.

▪
No Perquisites. With limited exception, we do not generally provide perquisites or other personal benefits to our executive officers. In 2018, perquisites were limited to the reimbursement of parking expenses and cell phone expenses and for one named executive officer, for hotel lodging in San Francisco.

▪
No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, except in connection with our executive relocation program.

▪
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control and a qualifying termination of employment before payments and benefits are paid).

▪
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

▪	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

▪	Hedging and Pledging Prohibited. We prohibit our executive officers and the members of our board of directors from hedging or pledging our securities.

▪
Compensation Recovery Policy. In July 2018, we adopted a compensation recovery policy, our executive officers, which allows us to recover “incentive-based compensation” from the executives in certain circumstances.

▪
Stock Ownership Guidelines. Under our ownership guidelines, our executive officers and members of our board of directors must hold the following minimum number of shares within five years of becoming an executive officer or director (or, if later, five years after the adoption of our policy):

▪	CEO: the lesser of 5x annual base salary or the value equivalent number of shares;

▪	Other executive officers: the lesser of 1x annual base salary or the value equivalent number of shares; or

▪
Directors: the lesser of 5x annual base retainer (excluding fees paid for serving as the lead independent director or chairperson of the board of directors, or for serving as the chairperson or member of a committee of the board of directors) or the value equivalent number of shares.

Governance of Executive Compensation Program
Role of the Compensation Committee
The compensation committee is responsible for overseeing our compensation and benefits policies generally, evaluating and approving the compensation plans, policies, and programs applicable to our executive officers, including our named executive officers, and evaluating the performance of our CEO.
The compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our named executive officers, each year, or more frequently as warranted. For 2018, this review took place from October 2017 through September 2018 with respect to our executive officers, including our CEO.
Role of Management
The compensation committee works with members of our management, including our CEO, to perform its responsibilities. Management assists the compensation committee by providing information on company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to base salaries, adjustments to annual cash bonus opportunities, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than for our CEO). The compensation committee uses such recommendations as one factor in determining and approving the compensation for our executive officers (other than our CEO). Our CEO recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant

The compensation committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive Compensation Program and the decisions resulting from its annual executive compensation review.
In 2018, the compensation committee retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. Compensia serves at the discretion of the compensation committee, which reviews the engagement annually. The compensation committee also regularly reviews the independence of Compensia. In 2018, the compensation committee considered the six specific independence factors adopted by the SEC and the New York Stock Exchange and determined that Compensia is independent and that its work did not raise any conflicts of interest.
During 2018, Compensia regularly attended the meetings of the compensation committee (both with and without management present) and provided the following services:
•assisted with the development of a compensation peer group;

•
provided competitive market data based on the compensation peer group for our executive officer positions and evaluated how the compensation we pay our executive officers compares to how the companies in our compensation peer group compensate their executives;

•	reviewed and analyzed the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers;

•	assessed executive compensation trends within our industry, and updated the compensation committee on corporate governance and regulatory issues and developments;
•reviewed market equity compensation practices, including gross burn rate;

•	provided competitive market data based on the compensation peer group for the non-employee members of our board of directors and evaluated the compensation we pay our non-employee directors; and

•
reviewed and evaluated the risk inherent in our executive and other Compensation Programs and practices, and concluded that our Compensation Programs and practices did not create risks that would have a material adverse impact on us.

In 2018, Compensia provided no other services to us other than the services provided to the compensation committee.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable technology companies.
In October 2017, the compensation committee engaged Compensia to assess our compensation peer group for purposes of understanding the competitive market. In developing the peer group, Compensia selected companies on the basis of their similarity to us in size, as determined by the following criteria:
•revenue size — ~0.5x to ~2.0x of our projected 2018 fiscal year revenue;
•market capitalization — up to ~4.0x of our market capitalization; and
•industry classification — broad technology.
Based on these parameters, we removed IAC/InterActive Corp and Fossil Group from our peer group. We did not add any companies to our peer group. Our compensation peer group for 2018 was:

Dolby Laboratories	Logitech International	Synaptics
Endurance International	NETGEAR	TiVo
Garmin Ltd	Pandora Media	VeriFone Systems
GoPro	Plantronics	Zebra Technologies
Groupon	Shutterfly
iRobot	Super Micro Computer
This compensation peer group was used by the compensation committee as a reference for understanding the competitive market when making 2018 executive compensation decisions.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings and also used information drawn from the Radford Global Technology Survey. This market data was then used as a reference point for the compensation committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
While the compensation committee does not target compensation at specific market percentiles or benchmarks to companies in the peer group, it does review competitive market data as a reference point in the course of its deliberations. The compensation committee believes that such information is useful in at least two respects. First, the compensation committee recognizes that our compensation levels must be competitive to attract, motivate, and retain superior executive talent. Second, the compensation committee believes that developing a general understanding of the compensation provided to the executives at the companies in our peer group is useful in assessing the reasonableness and appropriateness of individual executive compensation elements.
Accordingly, the compensation committee considers the compensation practices of the companies in the compensation peer group, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. This information is one of several factors, including the factors described above, that the compensation committee considers in making its decisions with respect to the compensation of our executive officers.
The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
During 2018, the principal elements of our Compensation Program for our executive officers, including our named executive officers, consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of RSU awards that may be settled for shares of our Class A common stock and/or PSU awards that may be settled for shares of our Class A common stock.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
In March 2018, the compensation committee reviewed the base salaries of our executive officers, including our CEO and other named executive officers, taking into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. At that time, the compensation committee re-instated base salaries for our CEO and CTO, who had voluntarily reduced their base salary for 2017 to $1.
The 2018 total target cash compensation for our CEO and CTO remained flat from 2017.
In May 2018, the compensation committee again reviewed the base salary of Mr. Zerella, our Chief Financial Officer and decided to increase Mr. Zerella’s base salary as a retention mechanism, retroactive to January 2018. The amount of this adjustment was 12% of Mr. Zerella’s 2017 base salary.
In June 2018, Mr. Zerella resigned as our Chief Financial Officer and the board of directors appointed Mr. Kisling, who previously served as our Chief Accounting Officer, as our Chief Financial Officer. In connection with the appointment, the compensation committee approved a $400,000 base salary for Mr. Kisling.
In June 2018, we also entered into a consulting agreement with Mr. Zerella, pursuant to which Mr. Zerella provided consulting services to us for three months following his resignation as our Chief Financial Officer. Pursuant to the terms of the consulting agreement, we paid Mr. Zerella $3,750 for his consulting services in 2019.
None of our other named executive officers received a salary increase for 2018.
The base salaries of our named executive officers for 2017 and 2018 were as follows:

Named Executive Officer	2017 Base Salary ($)	2018 Base Salary ($)	Percentage Increase
James Park	1	800,000	Not meaningful
Eric N. Friedman	1	455,000	Not meaningful
William Zerella	489,000	550,000	12%
Ronald W. Kisling(1)	—	400,000	*
Andy Missan	443,000	443,000	No change
Jeff Devine	385,000	385,000	No change
* Not applicable.
____________________________________
(1) Mr. Kisling was not a named executive officer prior to 2018 and was appointed as our Chief Financial Officer on June 15, 2018.
These adjusted base salaries were effective January 1, 2018, with the exception of Mr. Kisling’s base salary. Mr. Kisling’s base salary was increased in connection with his appointment as our Chief Financial Officer, effective June 15, 2018.
The base salaries paid to our named executive officers during 2018 are set forth below in “Executive Compensation—Summary Compensation Table.”
Annual Cash Bonuses
In May 2018, the compensation committee approved the corporate performance metrics, management-based objectives or MBOs, and the formula for 2018 bonus payments under our annual cash bonus plan, or the Bonus Plan, to motivate our executive officers, including our named executive officers, to achieve our corporate objectives for the year as reflected in our annual operating plan approved by our board of directors. Under the Bonus Plan, each executive officer’s 2018 annual cash bonus was based on the individual executive officer’s target annual cash bonus opportunity, as well as our level of achievement the corporate performance metrics and MBOs, as discussed below. In May 2018, the compensation committee also approved the corporate performance metrics and the formula for 2018 bonus payments under the Bonus Plan. In September 2018, the compensation committee revisited the MBOs, in light of changes to our business strategy, as discussed below.

Target Annual Cash Bonus Opportunities
In March 2018, the compensation committee assessed the target annual cash bonus opportunities for our executive officers, including each of our named executive officers, after taking into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO, and the other factors described above. Target annual cash bonus opportunities were expressed as a percentage of each executive officer’s base salary.
Following this review, the compensation committee decided not to adjust the target annual cash bonus opportunities of our named executive officers (excluding our CEO, and CTO), from the 2017 target annual cash bonus opportunities.
In 2017, in light of our CEO’s and CTO’s voluntary election to reduce their base salaries to $1 each for 2017, the compensation committee decided to express their target annual bonus cash opportunities as a dollar amount, equal to the salary and bonus amount each would have otherwise been eligible for in 2017.
In March 2018, the compensation committee re-instated base salaries for our CEO and CTO and modified the 2018 target annual cash bonus opportunities from those in 2017 such that their 2018 target cash compensation remained flat from 2017.
In May 2018, the compensation committee again reviewed the 2018 Target Annual Cash Bonus Opportunity of Mr. Zerella, our former Chief Financial Officer and decided to increase Mr. Zerella’s 2018 Target Annual Cash Bonus Opportunity as a retention mechanism, retroactive to January 2018, from 75% to 100%.
The target annual cash bonus opportunities of our named executive officers for 2018 were as follows:

Named Executive Officer	2017 Target Annual Cash Bonus Opportunity ($)	2017 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2018 Target Annual Cash Bonus Opportunity (as a percentage of base salary)
James Park	2,000,000	—	150%
Eric N. Friedman	796,000	—	75%
William Zerella	N/A	75%	100%
Ronald W. Kisling(1)	N/A	—	75%
Andy Missan	N/A	75%	75%
Jeff Devine	N/A	75%	75%
____________________________________
(1) Mr. Kisling was not a named executive officer prior to 2018 and was appointed as our Chief Financial Officer on June 15, 2018.
Under the Bonus Plan, actual cash bonus payments to our named executive officers were based on the achievement of corporate performance against the corporate performance factors and management-based objectives set by the compensation committee, as well as individual performance factor for each officer.
Corporate Performance Metrics
In May 2018, the compensation committee selected revenue, “adjusted EBITDA” and certain management-based objectives, or MBOs (related to corporate performance, as described below), as the 2018 corporate performance metrics for purposes of the Bonus Plan. The compensation committee believed that these performance metrics provided a balance among generating revenue, managing our expenses, and growing our business over the long-term, ultimately enhancing stockholder value.
We define “adjusted EBITDA” as net loss adjusted to exclude stock-based compensation expense, depreciation and intangible assets amortization, litigation expense (credit) related to matters with Aliphcom, Inc. d/b/a Jawbone, impairment of equity investment, interest income (expense), net, and income tax expense (benefit).

We use adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in adjusted EBITDA. In particular, the exclusion of the effect of stock-based compensation expense and certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making.
The MBOs selected by the compensation committee in May 2018 for 2018 were related to measurable goals around the development of certain premium services.
The target levels for the corporate performance metrics were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of metrics was intended to balance a top line metric (revenue) with a profitability metric (adjusted EBITDA), along with growing our business over the long-term (MBOs). The compensation committee believed such a balance would drive the appropriate amount of focus on propelling growth through revenue without detracting from our ultimate performance as a whole.
In May 2018, the compensation committee approved a matrix to determine the corporate performance metrics and resulting payment of annual cash bonuses. Each of the three corporate performance metrics, revenue, adjusted EBITDA, and MBOs were individually weighted, at 37.5%, 37.5% and 25%, respectively. For both revenue and adjusted EBITDA, the target performance level was based on our 2018 annual operating plan, which was reviewed and approved by our board of directors. The target performance levels for revenue, adjusted EBITDA and the MBOs were set as shown in the table below.
The compensation committee also established threshold and maximum performance levels, for revenue, adjusted EBITDA, and MBOs, with bonus pool funding at 75% and 200% for revenue, at 50% and 200% for adjusted EBITDA, and at 75% and 200% for the MBOs.
In September 2018, in light of changes in our business objectives and strategy, the compensation committee reviewed the MBOs and revised related goals around the development of premium services. As a result of the mid-year changes, the compensation committee concluded it was appropriate to both lower the maximum bonus pool funding for the MBOs from 200% to 125% and to reduce the performance measure weight of the MBOs as shown in the table below.

Corporate Performance Metric	Original Performance Measure Weight	Revised Performance Measure Weight	Target Performance Level ($) (in thousands) and (%)
Revenue	37.5%	45%	1,500,000	100%
Adjusted EBITDA	37.5%	45%	(27,000)	100%
MBOs	25%	10%	Goals around developing premium services	100%
In accordance with the 2018 bonus matrix, our named executive officers could earn up to a maximum of 192.5% as a percentage of their target annual cash bonus opportunity, respectively, depending on the specific performance levels for each corporate metric.
Individual Performance
For 2018, the compensation committee approved an individual performance factor for each executive officer, including our CEO, at 100%.
2018 Annual Cash Bonus Payments

In early 2019, the compensation committee determined the amounts to be paid under the Bonus Plan for 2018 based on our actual performance for the year with respect to each corporate performance metric, as follows:

Corporate Performance Metric	Revised Performance Measure Weight	Target Performance Level ($) (in thousands)	Actual Performance Level ($) (in thousands) and (%)
Revenue	45%	1,500,000	1,511,983	103.67%
Adjusted EBITDA	45%	(27,000)	(31,361)	91.3%
MBOs	10%	Goals around developing premium services	Not achieved

Named Executive Officer	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Corporate Performance Factor (blended based on achievement of revenue, adjusted EBITDA and MBOs) (1)	Individual Performance Factor	2018 Actual Annual Cash Bonus ($)	Actual Annual Cash Bonus (as a percentage of base salary)
James Park	150%	88%	100%	1,056,000	132%
Eric Friedman	75%	88%	100%	300,300	66%
William Zerella (2)	—	—	—	—	—
Ronald W. Kisling	75%	88%	100%	208,495	*
Andy Missan	75%	88%	100%	292,380	66%
Jeff Devine	75%	88%	100%	254,100	66%
____________________________________

(1)
Based on the determination that our 2018 revenue was $1.5 billion, representing an achievement percentage of 103.67%, our adjusted EBITDA was $(31.4) million, representing an achievement percentage of 91.3%, and our MBOs had not been achieved at a threshold level, respectively, the compensation committee determined that the blended corporate performance factor was approximately 88%.

(2)	Mr. Zerella was ineligible for a cash bonus as his employment ended with us on June 15, 2018.

*
Mr. Kisling was not a named executive officer prior to 2018 and was appointed as our Chief Financial Officer on June 15, 2018. Mr. Kisling’s 2018 Actual Annual Cash Bonus reflects the aggregate of his target annual cash bonus opportunity and base salary both as Chief Financial Officer and as our Chief Accounting Officer prior to becoming Chief Financial Officer

Long-Term Incentive Compensation
The compensation committee believes long-term incentive compensation is an effective means of focusing our executive officers, including our named executive officers, on driving increased stockholder value over a multi-year period, as well as an effective means of retaining our executive officers by providing a meaningful reward to them through appreciation in our stock price and long-term value creation.
Historically, equity awards granted to our named executive officers have been limited to time-based stock options and RSUs. In 2018, the compensation committee introduced PSUs for our CEO and CTO to further incentivize our executives to drive long-term growth and promote alignment of our stockholders’ interests with the financial interests of our executives.
The compensation committee believes that PSUs provide an appropriate long-term incentive for our executive officers, as PSUs reward our executive officers only to the extent those performance measures are met. The compensation committee also believes that RSU awards allow us to reward our executive officers with long-term stock price appreciation while simultaneously helping us retain our executive officers, as RSUs provide some value to the recipient even if the market price of our Class A common stock declines.
As with all other compensation elements, the compensation committee determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review. In making long-term incentive compensation decisions, while the compensation committee seeks to provide market-competitive equity award opportunities, it retains the flexibility to respond to and adjust award types and amounts for the evolving business environment. Thus, when exercising its discretion in determining the form and size of actual equity awards, the compensation committee takes into consideration a range of factors, including but not limited to:

•	the outstanding equity holdings of each executive officer (including the current and future value (i.e., vesting) retention “hold” of such amounts);

•	our available share reserve;

•	our equity “burn rate,” on both an absolute basis and in relation to the companies in our compensation peer group;

•	compensation parity among our executive officers;

•	the compensation practices of our compensation peer groups and the position of each executive officer’s compensation relative to peer company compensation levels;

•	for newly-hired executive officers, an individual’s experience, skill set, expertise, or unique competitive market factors;

•
for incumbent executive officers, an individual’s executive officer’s skills, general experience, experience in position, criticality of his or her position or role, qualifications relative to other similarly-situated executives at the companies in our compensation peer groups, and retention objectives;

•	the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer groups;

•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values; and

•	the recommendation of our CEO (except with respect to his own long-term incentive compensation award).
In 2018, the compensation committee determined the amount of these equity awards after taking into consideration a competitive market analysis prepared by Compensia, the recommendation of our CEO (except with respect to his own long-term incentive compensation award), and the other factors described above.
In March 2018, the compensation committee approved long-term incentive compensation to our General Counsel and Executive Vice President of Operations in the form of RSU awards and to our CEO and CTO in the form of a mix of RSU awards and PSU awards. These awards were subsequently granted in May 2018. The PSUs granted to our CEO and CTO were with respect to 558,021 and 262,651 shares of our Class A common stock, respectively, and are subject to (i) service-based vesting over three years with 1/12th of the total shares subject to the PSUs vesting on each quarterly anniversary of the date of grant, and (ii) on each such vesting date, the achievement of a performance-based vesting requirement based on a stock price hurdle equal to or greater than $8.00 or $10.00, as determined under set guidelines no later than the final service-based vesting date. Any portion of the PSUs that do not meet the relevant stock price on an applicable vesting date will again be eligible to vest on the next scheduled vesting date, subject to the continuing employment of our CEO or CTO on each vesting date. These PSU awards were subsequently granted in May 2018.
In June 2018, the compensation committee approved and granted long term incentive compensation to Mr. Kisling in the form of RSUs in connection with his appointment as our Chief Financial Officer. The compensation committee also approved a fully vested award of 15,833 shares to Mr. Zerella, our former Chief Financial Officer, in connection with his consulting agreement.
The equity awards granted in 2018 to our named executive officers were as follows:

Named Executive Officer	RSU Awards to be Settled for Shares of Class A Common Stock (#)(1)	PSU Awards to be Settled for Shares of Class A Common Stock (#)(2)	Aggregate Grant Date Fair Value of Equity Awards ($)
James Park	104,900	558,021	1,557,064
Eric N. Friedman	49,400	262,651	732,998
William Zerella	15,833(3)	—	114,156
Ronald W. Kisling	43,000(4)	—	226,180
	15,000(5)	—	74,250
	108,000(6)	—	778,680
Andy Missan	90,000	—	445,500
Jeff Devine	100,000	—	495,000
____________________________________

(1)
With respect to the RSU awards granted on May 4, 2018, which may be settled for shares of our Class A common stock, 1/12th of the total number of shares subject to the awards vested and settled on June 15, 2018 and quarterly thereafter, subject to continued employment as of each vesting date.

(2) On May 4, 2018, we issued market-based awards that vest based upon the achievement of a specified stock price. Market conditions were factored into the grant date fair value using a Monte Carlo valuation model, which utilized multiple input variables to determine the probability of us achieving the specified stock price targets.
(3) On June 16, 2018, we entered into a consulting agreement with Mr. Zerella, and the compensation committee of the board of directors approved a grant of 15,833 RSUs to Mr. Zerella. This award was fully vested on the date of grant.
(4) On March 7, 2018, we granted 43,000 RSUs, which may be settled for shares of our Class A common stock, 1/12th of the total number of shares subject to the awards vested and settled on June 15, 2018 and quarterly thereafter, subject to continued employment as of each vesting date.
(5) On March 26, 2018, we granted 15,000 RSUs, which may be settled for shares of our Class A common stock, 1/12th of the total number of shares subject to the awards vested and settled on July 15, 2018 and quarterly thereafter, subject to continued employment as of each vesting date.
(6) On June 15, 2018, in connection with Mr. Kisling’s appointment as our Chief Financial Officer of the company, we granted an award of 108,000 RSUs, which may be settled for shares of our Class A common stock, 1/12th of the total number of shares subject to the awards vested on September 15, 2018, and the remainder will vest on each quarterly anniversary thereafter in equal installments, subject to continued employment as of each vesting date.
The equity awards granted to our named executive officers in 2018 are set forth below in “—Summary Compensation Table” and “—Grants of Plan-Based Awards Table.”
In January 2019, our compensation committee granted long-term incentive compensation to our Chief Financial Officer, General Counsel and Executive Vice President of Operations in the form of RSU awards and to our CEO and CTO in the form of a mix of RSU awards and PSU awards. The RSUs granted to our (i) CEO, (ii) CTO, (iii) Chief Financial Officer, (iv) General Counsel and (v) Executive Vice President of Operations were with respect to (i) 104,800, (ii) 49,500, (iii) 227,200, (iv) 115,200 and (v) 125,000 shares of our Class A common stock, respectively and are subject to service-based vesting over three years with 1/12th of the total shares subject to the RSUs vesting on each quarterly anniversary of the date of grant. The PSUs granted to our CEO and CTO were with respect to 369,889 and 174,857 shares of our Class A common stock, respectively, and are subject to (i) service-based vesting over three years with 1/12th of the total shares subject to the PSUs vesting on each quarterly anniversary of the date of grant, and (ii) on each such vesting date, the achievement of a performance-based vesting requirement based on a stock price hurdle equal to or greater than $8.00 or $10.00, as determined under set guidelines no later than the final service-based vesting date. Any portion of the PSUs that do not meet the relevant stock price on an applicable vesting date will again be eligible to vest on the next scheduled vesting date, subject to the continuing employment of our CEO or CTO on each vesting date.
Health and Welfare Benefits

We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age. As of 2019, we match contributions made to the plan by our employees, including our executive officers. We intend for the plan to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code, so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other benefits to our executive officers, including our named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
We design our employee benefits programs to be competitive in relation to the market and affordable to us, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, perquisites or other personal benefits do not make up a significant component of our executive Compensation Program. Accordingly, with one limited exception in 2018 described below, we did not provide perquisites or other personal benefits to our executive officers, including our named executive officers.
In 2018, we reimbursed Mr. Zerella $14,043 for hotel lodging in San Francisco, parking expenses and cell phone expense reimbursements. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Employment Arrangements
Currently, we only have employment agreements or offer letters with the following named executive officers: Messrs. Devine, Missan and Kisling. Each of our executive officers is employed on an “at-will” basis, with no fixed term of employment. For additional information on the terms and conditions of the employment arrangements of our named executive officers, see “Offer Letters and Agreements.”
Post-Employment Compensation
We have entered into retention agreements with each of our executive officers, including each of our named executive officers. These agreements provide for payments and benefits upon certain terminations of employment, including a termination of employment following a change in control. For information on these retention agreements, as well as an estimate of the potential payments and benefits payable under these arrangements as of December 31, 2018, see “Potential Payments Upon Termination or Change in Control.”
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to our executive officers, including our named executive officers, who leave us under certain circumstances to facilitate their transition to new employment.
In determining payment and benefit levels under the various circumstances specified in the retention agreements, the compensation committee has drawn a distinction between a termination of employment for cause, a termination of employment other than for cause, and a termination of employment by an executive officer for good reason (including a termination of employment by the executive officer for good reason in connection with a change in control). Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described below, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his relationship with us.
The retention agreements contain certain specified post-employment compensation arrangements in the event of an involuntary termination of employment in connection with a change in control of us. We believe that these arrangements align the interests of management and stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officers and our stockholders.
The compensation committee does not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
Other Compensation Policies and Practices
Results of Most Recent Non-Binding Advisory Vote on Named Executive Officer Compensation
At our 2016 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation paid by us to our-then-named executive officers (commonly known as a “say-on-pay” vote) in 2015. Our stockholders approved the 2015 compensation paid by us to our-then-named executive officers, with approximately 99.8% of the votes cast voted in favor of the proposal. The compensation committee took the results of this say-on-pay vote into consideration when making compensation decisions following the 2016 annual meeting of stockholders.
We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including our named executive officers.
Based on the results of a separate non-binding advisory vote on the frequency of future stockholder advisory votes regarding the compensation of our named executive officers conducted at our 2016 annual meeting of stockholders (commonly known as a “say-on-frequency” vote), our board of directors determined that we will hold our say-on-pay votes on a triennial basis. Accordingly, the next say-on-pay vote will take place at this Annual Meeting.
Compensation Recovery Policy
In July 2018, we implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Under our policy, our compensation committee may require such officer to reimburse or forfeit to us incentive‑based cash or equity compensation (including gain from exercise of stock options, the settlement of RSUs or issuance of restricted stock), or incentive-based compensation, paid or payable to such officer, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws.
Policy Prohibiting Pledging or Hedging of Our Equity Securities
In accordance with the terms of our Insider Trading Policy, we prohibit our executive officers and employees and the members of our board of directors from pledging or hedging our securities.

Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief executive officer and chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act in any taxable year. Remuneration in excess of $1 million may only be deducted if it is “qualified performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the compensation committee considers the potential effects of Section 162(m) on the compensation paid to the named executive officers.
The compensation committee has not in past years taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our executive officers. In approving the amount and form of compensation for our executive officers in the future, however, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).
Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that we will be entitled to deductions for non-qualified stock options exercised in 2017 and certain incentive stock options exercised in 2017, as well as RSUs granted prior to April 1, 2015, pursuant to this transition rule. In addition, we believe that compensation expense incurred in respect of the executive bonus plan for fiscal year 2017 will be deductible pursuant to this transition rule under Section 162(m) because the bonuses are paid based on the achievement of pre-determined performance goals established by our compensation committee pursuant to our stockholder-approved equity incentive plan (under which our executive bonus plan was adopted) and will continue to be deductible. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m), including the scope of the transition relief, we can offer no assurance of such deductibility.
The compensation committee will continue to monitor the issue of deductibility of executive compensation and make adjustments to our executive Compensation Program to maximize the deductibility of our executive compensation to the extent that it believes such result is consistent with the objectives of individual compensation elements and the best interests of us and our stockholders.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by, or paid to each of our named executive officers for 2016, 2017, and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	PSU Awards ($)(3)	Stock Option Awards ($)(3)	Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation ($)	Total ($)
James Park,	2018	800,840	—	519,255	1,037,809	—	1,056,000	—	3,413,904
President and Chief Executive Officer	2017	1	—	1,126,000	—	998,300	1,500,000	—	3,624,301
	2016	838,434	—	1,707,818	—	1,650,402	—	—	4,196,654
Eric N. Friedman,	2018	455,840	—	244,530	488,468	—	300,300	—	1,489,138
Chief Technology Officer	2017	1	—	—	—	798,640	597,000	—	1,395,641
	2016	476,377	—	916,594	—	886,565	—	—	2,279,536
William Zerella,	2018	252,468	—	159,434(5)	—	—	—	14,043(6)	425,945
Former Chief Financial Officer	2017	489,840	—	563,000	—	499,150	341,078	20,443(6)	1,893,068
	2016	478,884	—	537,698	—	519,549	—	17,273(6)	1,536,131
Ronald W. Kisling,(7)	2018	364,867	—	1,079,110	—	—	208,495	—	1,652,472
Chief Financial Officer
Andy Missan,	2018	443,840	—	445,500	—	—	292,380	—	1,181,720
Executive Vice President, General Counsel and Secretary	2017	448,939	—	2,509,772(8)	—	—	308,993	—	3,267,704
	2016	412,027	—	253,526	—	244,288	—	5,000(9)	914,841
Jeff Devine,(10)	2018	385,840	—	495,000	—	—	254,100	—	1,134,940
Executive Vice President of Operations	2017	328,937	—	908,950	—	—	230,280	—	1,468,167
____________________________________

(1)	In 2016, salary amounts included a one-time payment relating to accrued paid time off.

(2)	The amounts in this column represent bonuses awarded at the discretion of our board of directors.

(3)
The amounts reported in this column represent the aggregate grant date value of each award made to our named executive officers computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options, RSUs, or PSUs reported in this column are set forth in Note 8 of the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 1, 2019. These amounts do not reflect the actual economic values realized by our named executive officers, which will vary depending on the performance of our Class A common stock.

(4)
See “—Grants of Plan-Based Award Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts our named executive officers were eligible to earn in 2018. See also “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses” for a discussion regarding our non-equity incentive plan compensation in 2018.

(5)
The amount reported represents $114,156 grant date fair value of 15,833 RSUs and $45,278 in stock-based compensation expense incurred in connection with modifying Mr. Zerella’s stock options to extend the post-termination exercise period.

(6)	The amount reported represents the costs of reimbursement to Mr. Zerella for hotel lodging in San Francisco, parking expenses and cell phone expense reimbursements.

(7)	Mr. Kisling was not a named executive officer prior to 2018 and was appointed as our Chief Financial Officer on June 15, 2018.

(8)
Includes $1,122,272 of grant date value of RSUs granted as a result of the cancellation of certain stock options exchanged by Mr. Missan in connection with his participation in our 2017 option exchange program, approved by our stockholders in 2017. The $1,122,272 amount is comprised of an incremental stock-based compensation adjustment of $388,976 along with unrecognized stock-based compensation of $733,296 from the exchanged stock options.

(9)	The amount reported reflects an employee referral bonus paid out under our employee referral program.
(10) Mr. Devine joined us in February 2017 and was not a named executive officer prior to 2017.

Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2018 for each of our named executive officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James Park	Cash		765,000	1,200,000	2,310,000	—	—	—	—
	RSU(3)	5/4/2018	—	—	—	104,900	—	—	519,255
	PSU(4)	5/4/2018	—	—	—	558,021	—	—	1,037,809
Eric N. Friedman	Cash		217,547	341,250	656,906	—	—	—	—
	RSU(3)	5/4/2018	—	—	—	49,400	—	—	244,530
	PSU(4)	5/4/2018				262,651	—	—	488,468
William Zerella	RSU(5)	6/16/2018	—	—	—	15,833	—	—	114,156
Ronald W. Kisling	Cash		104,795	164,384	316,438		—	—	—
	RSU(6)	3/7/2018	—	—	—	43,000	—	—	226,180
	RSU(7)	3/26/2018	—	—	—	15,000	—	—	74,250
	RSU(8)	6/15/2018	—	—	—	108,000	—	—	778,680
Andy Missan	Cash		211,809	332,250	639,581		—	—	—
	RSU(3)	5/4/2018	—	—	—	90,000	—	—	445,500
Jeff Devine	Cash		184,078	288,750	555,844	—	—	—	—
	RSU(3)	5/4/2018	—	—	—	100,000	—	—	495,000
____________________________________

(1)
Reflects threshold, target, and maximum target bonus amounts for 2018 performance under the Bonus Plan, as described in “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses.” These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers. Mr. Kisling’s threshold, target and maximum target bonus amounts for 2018 reflect his cash bonus opportunity following his appointment as our Chief Financial Officer on June 15, 2018.

(2)
The amounts reported in this column represent the aggregate grant date value of each award computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options or RSU awards reported in this column are set forth in Note 8 of the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 1, 2019. These amounts do not reflect the actual economic value realized by our named executive officers, which will vary depending on the performance of our Class A common stock.

(3)
These RSUs vest over three-year period such that 1/12th of the total number of shares subject to the award vested on June 15, 2018 and an additional 1/12th of the total number of shares subject to the RSU vests quarterly thereafter, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(4)
On May 4, 2018, we issued market-based PSUs that vest based upon the achievement of a specified stock price of $8.00 or $10.00, on or prior to the last service-based vesting date. Market conditions were factored into the grant date fair value using a Monte Carlo valuation model, which utilized multiple input variables to determine the probability of us achieving the specified stock price targets. In addition, these PSU awards are subject to acceleration benefits upon qualifying terminations of employment as further described below in “-Potential Payments upon Termination or Change in Control”.

(5) On June 16, 2018, the company entered into a consulting agreement with Mr. Zerella, and the compensation committee of the board of directors of the company approved a grant of 15,833 RSUs to Mr. Zerella. This award was fully vested on the date of grant.

(6)
These RSUs vest over a three-year period such that 1/12th of the total number of shares subject to the award vest quarterly beginning on June 15, 2018 and an additional 1/12th of the total number of shares subject to the RSU vests quarterly thereafter, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(7)
These RSUs, granted as a result of the stock option exchange program, vest over a period of ten quarters such that 1/12th of the total number of shares subject to the award vest quarterly beginning on July 15, 2018, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(8)
These RSUs vest over a three-year period such that 1/12th of the total number of shares subject to the award vests on September 15, 2018 and an additional 1/12th of the total number of shares subject to the RSU vests quarterly thereafter, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information concerning the outstanding and unexercised stock options and outstanding RSU awards that have not vested for each named executive officer as of December 31, 2018.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James Park	9/27/2011(4)	2,055,180	—	0.06	9/26/2021	—	—
	8/7/2014(5)	2,972,794	270,254	3.63	8/6/2024	—	—
	3/15/2016(6)	194,150	88,250	13.93	3/14/2026	—	—
	3/15/2016(7)	—	—	—	—	38,312	190,411
	8/4/2017(8)	291,667	208,333	5.63	8/3/2027	—
	8/4/2017(9)	—	—	—	—	83,333	414,165
	5/4/2018(10)	—	—	—	—	225,568	1,121,073
	5/4/2018(11)	—	—	—	—	332,453	1,652,291
	5/4/2018(12)	—	—	—	—	78,675	391,015
Eric N. Friedman	9/27/2011(4)	1,435,180	—	0.06	9/26/2021	—	—
	8/7/2014(5)	2,972,794	270,254	3.63	8/6/2024	—	—
	3/15/2016(6)	104,294	47,406	13.93	3/14/2026	—	—
	3/15/2016(7)	—	—	—	—	20,562	102,193
	8/4/2017(8)	233,333	166,667	5.63	8/3/2027	—	—
	5/4/2018(10)	—	—	—	—	106,157	527,600
	5/4/2018(11)	—	—	—	—	156,494	777,775
	5/4/2018(12)	—	—	—	—	37,050	184,139
William Zerella(26)		—	—	—	—	—	—
Ronald W. Kisling	8/27/2014(13)	433,689	—	3.63	8/26/2024	—	—
	3/2/2016(14)	—	—	—	—	1,406	6,988
	3/27/2017(15)	—	—	—	—	7,500	37,275
	7/12/2017(16)	—	—	—	—	12,500	62,125
	7/20/2017(17)	—	—	—	—	2,864	14,234
	3/7/2018(18)	—	—	—	—	32,250	160,283
	3/26/2018(19)	—	—	—	—	12,500	62,125
	6/15/2018(20)	—	—	—	—	90,000	447,300
Andy Missan	3/27/2013(21)	195,175	—	0.28	3/26/2023	—	—
	11/21/2013(21)	91,147	—	1.27	11/20/2023	—	—
	3/15/2016(7)	—	—	—	—	5,687	28,264
	3/22/2017(22)	—	—	—	—	52,083	258,853
	7/20/2017(23)	—	—	—	—	24,914	123,823
	7/20/2017(24)	—	—	—	—	11,400	56,658
	7/20/2017(24)	—	—	—	—	13,730	68,238
	8/4/2017(9)	—	—	—	—	52,083	258,853
	5/4/2018(12)	—	—	—	—	67,500	335,475
Jeff Devine	3/22/2017(25)	—	—	—	—	51,562	256,263
	8/4/2017(9)	—	—	—	—	16,667	82,835
	5/4/2018(12)	—	—	—	—	75,000	372,750

____________________________________

(1)
All of the outstanding equity awards described in this table were granted under our Amended and Restated 2007 Stock Plan, or 2007 Plan, or our 2015 Equity Incentive Plan, or 2015 Plan. In addition, these awards are subject to acceleration benefits upon certain qualifying terminations of employment as described in the section titled “—Potential Payments Upon Termination or Change of Control.”

(2)	Represents the fair market value of a share of our common stock as determined by our board of directors, on the grant date.

(3)
Reflects the fair market value of outstanding RSUs or PSUs, based on the closing price of our Class A common stock of $4.97 per share, as reported on the New York Stock Exchange on December 31, 2018. These amounts do not correspond to the actual value that may be realized by our named executive officers.

(4)
1/4th of the total number of shares subject to the stock option vested on September 27, 2012 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(5)
1/48th of the total number of shares subject to the stock option vested on May 1, 2015 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(6)
1/4th of the total number of shares subject to the stock option vested on March 15, 2017 and the remaining shares subject to the stock option vest at a rate of 1/16th of the total number of shares subject to the stock option on each quarter thereafter, subject to continued service to us through each vesting date.

(7)
1/4th of the total number of RSUs vested on March 15, 2017 and the remaining shares subject to the RSU award vest at a rate of 1/16th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.

(8)	The stock option vests as to 1/12th of the total number of shares quarterly starting March 15, 2017, subject to continued service to us through each vesting date.

(9)
1/12th of the total number of RSUs vested on August 4, 2017, an additional 1/12th of the total number of RSUs vested on September 15, 2017, and the remaining shares subject to the RSU vest at a rate of 1/12th of the total number of shares subject to the RSU quarterly thereafter, subject to continued service to us through each vesting date.

(10)
The PSUs are subject to (i) service-based vesting over 3 years with 1/12 vesting on each quarterly anniversary of the date of grant, and (ii) on each such vesting date, the achievement of a performance-based vesting requirement based on a stock price hurdle equal to or greater than $8 as determined under set guidelines. Any portion of the PSUs that do not vest on an applicable vesting date will again be eligible to vest on the next scheduled vesting date, subject to the continuing employment on each vesting date. Shares of our Class A common stock will be delivered upon vesting. Any portion of the PSUs that is unvested following the last vesting date will be immediately forfeited.

(11) The PSUs are subject to (i) service-based vesting over 3 years with 1/12 vesting on each quarterly anniversary of the date of grant, and (ii) on each such vesting date, the achievement of a performance-based vesting requirement based on a stock price hurdle equal to or greater than $10 as determined under set guidelines. Any portion of the PSUs that do not vest on an applicable vesting date will again be eligible to vest on the next scheduled vesting date, subject to the continuing employment on each vesting date. Shares of our Class A common stock will be delivered upon vesting. Any portion of the PSUs that is unvested following the last vesting date will be immediately forfeited.
(12) 1/12th of the total number of RSUs granted vested on June 15, 2018, and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.

(13)
1/4th of the total number of shares subject to the stock option vested on August 22, 2015 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(14) 1/4th of the RSUs vested on March 15, 2017, and the remaining shares subject to the RSU award vest at a rate of 1/16th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(15) 1/4th of the RSUs vested on September 15, 2017, and thereafter vested and shall continue to vest in equal semi-annual installments beginning on March 15, 2018, until such time as the RSUs are 100% vested, subject to continued service to us through each vesting date.
(16) 1/12th of the RSUs vested on August 15, 2017, and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(17) 1/11th of the RSUs vested on October 15, 2017, and the remaining shares subject to the RSU award vest at a rate of 1/11th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(18) 1/12th of the RSUs vested on June 15, 2018, and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(19) 1/12th of the RSUs vested on July 15, 2018, and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(20) 1/12th of the RSUs vested on September 15, 2018, and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(21) 1/4th of the total number of shares subject to the stock option vested on March 26, 2014 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(22)	The RSU vests as to 1/12th of the total number of shares quarterly starting June 15, 2017, subject to continued service to us through each vesting date.

(23)
The RSU, granted as a result of the stock option exchange program, vests as to 1/10th of the total number of shares quarterly starting July 15, 2017, subject to continued service to us through each vesting date.

(24)
The RSU, granted as a result of the stock option exchange program, vests as to 1/11th of the total number of shares quarterly starting July 15, 2017, subject to continued service to us through each vesting date.

(25) 1/3rd of the total number of RSUs vested on March 15, 2018 and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.
(26) Mr. Zerella’s employment as our Chief Financial Officer ended with us on June 15, 2018. He had no outstanding and unexercised stock options or outstanding RSU awards as of December 31, 2018.

Stock Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during 2018 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
James Park	—	—	123,542	718,842
Eric N. Friedman	—	—	28,800	168,565
William Zerella	1,902,426	5,525,489	37,325	250,955
Ronald W. Kisling	—	—	57,617	315,380
Andy Missan	70,000	357,264	147,068	846,186
Jeff Devine	—	—	111,771	635,266
____________________________________
(1) These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
(2) The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the stock option.
(3) The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market value of Class A common stock on the vesting date, which was determined using the closing price on the NYSE of a share of Class A common stock on the date prior to the day of vesting, or if such day is a weekend or holiday, on the immediately preceding trading day. Of the amount shown for Messrs. Park, Friedman, Zerella, Kisling, Missan, and Devine, $362,405, $97,654, $203,637, $205,280, $487,058, and $396,742, respectively, represent net proceeds after shares withheld for taxes.
Offer Letters and Employment Agreements
Currently, we only have offer letter agreements with the following named executive officers: Mr. Kisling, Mr. Missan and Mr. Devine. All of our named executive officers are employed on an at-will basis, with no fixed term of employment. Each of our named executive officers will receive benefits upon certain qualifying terminations of employment as described in the section titled “—Potential Payments upon Termination or Change of Control.”
James Park
As a founder, Mr. Park, our President and Chief Executive Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Park. Mr. Park is an at-will employee. Mr. Park’s annual base salary as of December 31, 2018 was $800,000 and his target bonus for 2018 was $1,200,000.
Eric N. Friedman
As a founder, Mr. Friedman, our Chief Technology Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Friedman. Mr. Friedman is an at-will employee. Mr. Friedman’s annual base salary as of December 31, 2018 was $455,000 and his target bonus for 2018 was $341,250.

Ronald W. Kisling
Mr. Kisling, our Chief Financial Officer, is party to an offer letter with us dated July 28, 2014. Mr. Kisling’s annual base salary as of June 15, 2018 was $400,000 and his target bonus for 2018, pro-rated for that portion of the year he served as our Chief Financial Officer was $236,925.
Andy Missan
Mr. Missan, our Executive Vice President and General Counsel, is party to an offer letter with us dated March 15, 2013. Mr. Missan’s annual base salary as of December 31, 2018 was $443,000 and his target bonus for 2018 was $332,250.
Jeff Devine
Mr. Devine, our Executive Vice President of Operations, is party to an offer letter with us dated January 26, 2017. Mr. Devine’s annual base salary as of December 31, 2018 was $385,000 and his target bonus for 2018 was $288,750.
Potential Payments upon Termination or Change in Control
We entered into retention agreements with each of our executive officers, including our named executive officers, which provide for the following payments and benefits upon a qualifying termination of employment, which means a termination of employment by us without cause or a termination of employment by the executive officer for good reason (as such terms are defined in the retention agreement), outside of a change in control (as such term is defined in the retention agreement) of us in exchange for a customary release of claims:

•	a lump sum severance payment of 12 months of base salary to our President and Chief Executive Officer and nine months to our other executive officers, including our other named executive officers; and

•
payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our President and Chief Executive Officer and up to nine months to our other executive officers, including our other named executive officers.

If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits in exchange for a customary release of claims:

•	a lump sum severance payment of 18 months of base salary to our President and Chief Executive Officer and 12 months to our other executive officers, including our other named executive officers;

•
a lump sum payment equal to the executive officer’s then-current target bonus opportunity, multiplied by a factor of 150% for our President and Chief Executive Officer and 100% for our other executive officers, including our other named executive officers;

•	100% acceleration of any then-unvested equity awards for our executive officers, including our named executive officers; and

•
payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 18 months to our President and Chief Executive Officer and up to 12 months to our other executive officers, including our other named executive officers.

Each retention agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to the executive officer three months prior to expiration.

The payment and benefits under the retention agreements supersede all other cash severance and vesting acceleration arrangements, except for the stock option awards granted to each of Messrs. Park and Friedman in August 2014, which provide that they will each receive accelerated vesting with respect to 50% of the total number of unvested shares subject to such stock option awards in connection with an involuntary termination (as defined in their respective stock option agreements) of employment 12 months following a change of control (as defined in their respective stock option agreements).
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2018, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of December 31, 2018 ($4.97). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Upon Qualifying Termination - No Change in Control				Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Bonus Payment ($)(3)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)(4)(5)	Total ($)
James Park	800,000	10,157	180,624	990,781	1,200,000	1,800,000	15,235	6,485,913	9,501,148
Eric N. Friedman	341,250	22,514	180,624	544,388	455,000	341,250	30,019	2,877,638	3,703,907
Ronald W. Kisling	300,000	7,618	—	307,618	400,000	300,000	10,157	790,329	1,500,486
Andy Missan	332,250	22,962	—	355,212	443,000	332,250	30,616	1,130,163	1,936,029
Jeff Devine	288,750	78	—	288,828	385,000	288,750	104	711,848	1,385,702
____________________________________

(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2018.

(2)
The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock on the New York Stock Exchange as of December 31, 2018 ($4.97) less, if applicable, the exercise price of each outstanding stock option.

(3)    The bonus payment amount was determined based on target bonus amounts for 2018.

(4)
The value of accelerated vesting is calculated excluding any out-of-the money stock options. 510,656 shares subject to stock options as of December 31, 2018 were excluded of which (i) 296,583 shares were held by Mr. Park and (ii) 214,073 shares were held by Mr. Friedman.

(5)
The value of accelerated vesting is calculated on achievement of $8 and $10 stock price hurdles and vesting of all PSUs of which (i) 225,568 and 332,453 shares, respectively were held by Mr. Park for a value of $1,804,544 and $3,324,530, respectively (ii) 106,157 and 156,494 shares, respectively were held by Mr. Friedman for a value of $849,256 and $1,564,940, respectively.

Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
 Our restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
 We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
 The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO Pay Ratio
For 2018, the median of the annual total compensation of all employees of our company (other than our CEO) was $141,604 and the annual total compensation of our CEO, James Park, was $3,413,904. Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 24 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

▪
We selected October 1, 2018, as the date upon which we would identify our median employee. We determined a new median employee from last year even though it was not required by the rules to ensure that our median was reflective of our current employee population.

▪
As of October 1, 2018, our employee population consisted of approximately 1,736 individuals, of which 1,242 were in the United States and 494 were outside the United States. In determining our employee population, we considered the employees of our consolidated subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis, as of December 31, 2018, except as follows. In reliance on the de minimis exemption in the SEC rules, which permits us to exclude up to 5% of our total employees (1,736 individuals) who are non-U.S. employees, we excluded our three employees in India. We did not include any contractors or other non-employee workers in our employee population.

▪
To identify our “median employee” from our employee population, we used base wages for the period from January 1, 2018 through December 31, 2018 (including overtime in the case of non-exempt employees), annual bonuses paid for 2018 and commissions paid for the four fiscal quarters of 2018.

▪	We annualized the compensation of employees who were active as of October 1, 2018, but did not work for us or our consolidated subsidiaries for the entire fiscal year.

▪	Amounts paid in foreign currency were converted into United States dollars using exchange rates in effect as of December 31, 2018. We did not make any cost-of-living adjustment.

▪
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $141,604.

▪	With respect to the annual total compensation for our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2018.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Rule 10b5-1 Sales Plans
Certain of our executive officers and directors have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances. Our executive officers and directors are required to conduct all sale transactions under a Rule 10b5-1 plan.

REPORT OF THE COMPENSATION COMMITTEE
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Bradley Fluegel (Chair)
Matthew Bromberg
Steven Murray

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(#)	Weighted-average exercise price of outstanding stock options, warrants and rights($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	34,634,412	3.00	19,255,545(3)
Equity compensation plans not approved by security holders(4)	450,000	5.23	—
Total	35,084,412	3.03	19,255,545

_____________________

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes our 2007 Plan and 2015 Plan. Excludes purchase rights accruing under our 2015 Employee Stock Purchase Plan, or 2015 ESPP.

(3)
There are no shares of common stock available for issuance under our 2007 Plan, but that plan will continue to govern the terms of stock options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2007 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2015 Plan. In addition, the number of shares reserved for issuance under our 2015 Plan increased automatically by 12,618,142 on January 1, 2019 and will increase automatically on the first day of January of each of 2019 through 2025 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2018, there were 4,342,862 shares of Class A common stock available for issuance under the 2015 ESPP. The number of shares reserved for issuance under our 2015 ESPP increased automatically by 2,523,628 on January 1, 2019 and will increase automatically on the first day of January of each year during the term of the 2015 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

(4)
On July 10, 2017, the company issued a warrant to Granite Peak Technologies, LLC, an accredited investor, to purchase 450,000 shares of our Class A common stock. The warrant is exercisable based on service and performance-based conditions and has an exercise price of $5.23 per share and a contractual term of ten years. The company believes that the issuance and sale of the warrant is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereunder. The recipient of the warrant represented its intentions to acquire the warrant for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the warrant issued in this transaction.

RELATED PARTY TRANSACTIONS
Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, and the transaction described below, which our audit committee reviewed and approved, since January 1, 2018, we have not been a party to any other transaction, in which:

•	the amount involved exceeded $120,000; and

•
one or more of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

There are no other currently proposed transactions which meet the above criteria.
BigCommerce, Inc. SaaS Agreement
In 2018, we entered into a SaaS Agreement with BigCommerce, Inc. for a fixed fee of approximately $1.2 million. Steven Murray, a member of our board of directors and our lead independent director, is a board member of BigCommerce, Inc. and also has financial interests in BigCommerce, Inc. through affiliated venture capital firms. Our audit committee reviewed and approved this transaction.
Review, Approval, or Ratification of Transactions with Related Parties
 Our related-person transactions policy and the charter of our audit committee require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by another independent body of the board of directors.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, or PwC, our audited financial statements for the year ended December 31, 2018. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Auditing Standard No. 1301 as adopted by the Public Company Accounting Oversight Board (Communications with Audit Committees).
The audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
Submitted by the Audit Committee
Christopher Paisley (Chair)
Glenda Flanagan
Steven Murray

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Fitbit, Inc., 199 Fremont Street, 14th Floor, San Francisco, California 94105, Attn: Secretary.
To be timely for our 2020 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 8, 2020 and not later than 5:00 p.m. Pacific Time on March 9, 2020. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 annual meeting of stockholders must be received by the Secretary no later than December 13, 2019 in order to be considered for inclusion in our proxy materials for that annual meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2018 other than one amendment to a Form 4 filed by Mr. Fluegel to correct the number of RSUs reported on the initial and timely filed Form 4 and one amendment to a Form 4 filed by Mr. Bromberg to correct the number of RSUs reported on the initial and timely filed Form 4.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, California 94105
Attn: Investor Relations

“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Investor Relations department at 199 Fremont Street, 14th Floor, San Francisco, California 94105, Attn: Investor Relations or call (415) 604-4106.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FIT2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E69670-P21524 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FITBIT, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Park
02) Eric N. Friedman
03) Laura J. Alber
04) Matthew Bromberg
05) Glenda Flanagan
06) Bradley Fluegel
07) Steven Murray
08) Christopher Paisley

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. A stockholder proposal regarding simple majority voting.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed in proposal 1, FOR proposals 2 and 3, and AGAINST proposal 4**. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E69671-P21524

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 23, 2019

The stockholder(s) hereby appoint(s) James Park and Ronald W. Kisling, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and/or Class B Common Stock of Fitbit, Inc. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Pacific Time) on May 23, 2019 at www.virtualshareholdermeeting.com/FIT2019 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side